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                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

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                                                                                            YEAR ENDED DECEMBER 31,
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                                                                                     1996            1995            1994
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
Net loss......................................................................   $(17,501,000)   $(11,403,000)   $(6,502,000)
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Weighted average shares of Common Stock outstanding...........................      2,641,194         701,662        687,474
Shares related to staff accounting bulletin topic 4D:
  Stock options and warrants..................................................        202,763         270,351        270,351
  Common Stock................................................................         42,185         399,429        403,803
  Convertible Preferred Stock (Series C)......................................      2,426,684       3,235,579      3,235,579
                                                                              ----------------------------------------------
Shares used in computing net loss per share...................................      5,312,826       4,607,021      4,597,207
Net loss per share............................................................   $      (3.29)   $      (2.48)        $(1.41)
                                                                              ==============================================
Calculation of shares outstanding for computing pro forma net loss per share:
  Shares used in computing net loss per share.................................      5,312,826       4,607,021
Adjusted to reflect the effect of the assumed conversion of
 Preferred Stock from the date of issuance....................................      4,214,895       4,557,921
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Shares used in computing pro forma net loss per share.........................      9,527,721       9,164,942
Pro forma net loss per share..................................................   $      (1.84)   $      (1.24)
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